CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XI, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  May 9, 2003                               /s/ Robert A. Bourne
                                                 -----------------------------
                                                 Name:  Robert A. Bourne
                                                 Title: President and Treasurer

                                                  A  signed   original  of  this
                                                  written statement  required by
                                                  Section 906 has been  provided
                                                  to CNL  Income  Fund XI,  Ltd.
                                                  and  will be  retained  by CNL
                                                  Income  Fund  XI,   Ltd.   and
                                                  furnished  to  the  Securities
                                                  and Exchange Commission or its
                                                  staff upon request.